Exhibit 99.2

FOR IMMEDIATE RELEASE

SENSEONICS HOLDINGS, INC. ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

Germantown, MD, August 18, 2017 — Senseonics Holdings, Inc. (NYSE MKT: SENS), a medical technology company focused on the development and commercialization of Eversense®, a long-term, implantable continuous glucose monitoring (CGM) system for people with diabetes, today announced the pricing of its previously announced underwritten public offering. Senseonics is offering 11,637,500 shares of its common stock, par value $0.001 per share, at a price to the public of $2.15 per share. In connection with the offering, Senseonics has also granted the underwriter a 30-day option to purchase up to an additional 1,745,625 shares of common stock offered in the public offering to cover over-allotments, if any. Senseonics intends to use the net proceeds from the offering primarily to begin commercialization of Eversense in the United States, if approved, to fund continued research and development of future configurations of Eversense, and for working capital and general corporate purposes. The offering is expected to close on August 23, 2017, subject to the satisfaction or waiver of customary closing conditions.

National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NasdaqCM: NHLD), is acting as sole book-running manager for the offering.

A shelf registration statement relating to the shares of common stock offered in the underwritten public offering described above was filed with the Securities and Exchange Commission (“SEC”) on April 3, 2017 and declared effective by the SEC on April 17, 2017. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A final prospectus supplement and accompanying prospectus will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus, when available, may be obtained by contacting the book-running manager at the following address:

National Securities Corporation

200 Vesey St, 25th Floor

New York, NY 10281

Attn: Marguerite Rogers

Telephone: (212)-417-8227

Email: prospectusrequest@nationalsecurities.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Senseonics, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Senseonics

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of glucose monitoring products designed to help people with diabetes confidently live their lives with ease. Senseonics’ first generation continuous glucose monitoring (CGM) system, Eversense®, includes a small sensor, smart transmitter and mobile application. Based on fluorescence sensing technology, the sensor is designed to be inserted subcutaneously and communicate with the smart transmitter to wirelessly transmit glucose levels to a mobile device. After insertion, the sensor is designed to continually and accurately measure glucose levels.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Senseonics, including statements about the closing of the offering, anticipated use of proceeds and other statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the underwritten public offering on the anticipated terms or at all, uncertainties inherent in the expanded commercial launch of Eversense and such other factors as are set forth in the risk factors detailed in Senseonics’ Annual Report on Form 10-K for the year ended December 31, 2016, Senseonics’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and Senseonics’ other filings with the SEC under the heading “Risk Factors.” In addition, the forward-looking statements included in this press release represent Senseonics’ views as of the date hereof. Senseonics anticipates that subsequent events and developments will cause Senseonics’ views to change. However, while Senseonics may elect to update these forward-looking statements at some point in the future, Senseonics specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing Senseonics’ views as of any date subsequent to the date hereof.

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Contact:

Senseonics Holdings, Inc.

R. Don Elsey, Chief Financial Officer

Phone: 301-556-1602